UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 26, 2010

PVF Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-24948	34-1659805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30000 Aurora Road, Solon, Ohio 44139
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (440) 248-7171

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On March 29, 2010, PVF Capital Corp. (the “Company”) announced that on March 26, 2010  it completed its rights offering and its offering of shares to a standby investor.  Stockholders exercised subscription rights to purchase all 14,706,247 shares offered at a subscription price of $1.75 per share, and Short Vincent Partners II, L.P., an affiliate of CapitalWorks LLC, a Cleveland-based investment company, purchased 2,436,610 shares at the subscription price of $1.75 per share.  In total, the Company raised gross proceeds of $30.0 million.  For more information, see the Company’s press release, dated March 29, 2010, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

               (a)   Not applicable.

               (b)   Not applicable.

               (c)   Not applicable.

               (d)   The following exhibit is filed herewith:

    Exhibit 99.1                  Press release dated March 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PVF CAPITAL CORP.

Date: April 1, 2010	By:	/s/ Robert J. King, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)